Exhibit 10.2

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 6, 2020, by and among FEDERAL REALTY INVESTMENT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Amended and Restated Credit Agreement dated as of July 25, 2019 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Specific Amendments to Credit Agreement. As of the First Amendment Date, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)    The Credit Agreement is amended by restating the definitions of “Bail-In Action”, “Bail-In Legislation”, “Total Asset Value”, “Unencumbered Asset Value”, and “Write-Down and Conversion Powers” contained in Section 1.1. thereof in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Total Asset Value” means the sum of all of the following of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and cash equivalents, plus (b) with respect to each Stabilized Property owned by the Borrower or any Subsidiary, (i) EBITDA attributable to such Property for the most recently ended four consecutive fiscal quarter period (adjusted for acquisitions and dispositions) divided by (ii) the Capitalization Rate; plus (c) the GAAP book value of Properties acquired during the most recently ended four quarter period, plus (d) Construction-in-Process, plus (e) the GAAP book value of accounts receivables from tenants (limited to rent, common area maintenance fees, taxes, insurance and other reimbursable expenses collected in the normal course of business net of bad debt expense and adjusted to exclude the impact of straight lining), plus (f) the GAAP book value of

Unimproved Land, Mortgage Receivables and other promissory notes. The EBITDA attributable to each Stabilized Property for the most recently ended four consecutive fiscal quarter period cannot be less than zero. Borrower’s Ownership Share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. For purposes of determining Total Asset Value, EBITDA from Properties acquired or disposed of by the Borrower and its Subsidiaries during the period of determination shall be excluded from clause (b) above. In addition, to the extent (A) the amount of Total Asset Value attributable to Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries and Investments in Subsidiaries that own Non-Controlled Properties would exceed 20.0% of Total Asset Value, such excess shall be excluded from Total Asset Value, (B) the amount of Total Asset Value attributable to Mortgage Receivables would exceed 5.0% of Total Asset Value, such excess shall be excluded from Total Asset Value, (C) the amount of Total Asset Value attributable to Construction-in-Process would exceed 20.0% of Total Asset Value, such excess shall be excluded from Total Asset Value, (D) the amount of Total Asset Value attributable to Unimproved Land (calculated on the basis of acquisition cost) would exceed 5.0% of Total Asset Value, such excess shall be excluded from Total Asset Value, (E) the amount of Total Asset Value attributable to Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates) would exceed 5.0% of Total Asset Value, such excess shall be excluded from Total Asset Value, (F) the amount of Total Asset Value attributable to Hotel Properties would exceed 2.5% of Total Asset Value, such excess shall be excluded form Total Asset Value and (G) the amount of Total Asset Value attributable to assets of the types referred to in the immediately preceding clauses (B) through (F) would exceed 25.0% of Total Asset Value in the aggregate, such excess shall be excluded from Total Asset Value. Notwithstanding the foregoing, for purposes of clause (b) above for any Property which has ceased to be a Development Property in the immediately preceding four fiscal quarter period, EBITDA for such Property shall be determined as (i) for the first full fiscal quarter after such Property ceases to be a Development Property, EBITDA attributable to such Property for such fiscal quarter multiplied by 4, (ii) for the second full fiscal quarter after such Property ceases to be a Development Property, EBITDA attributable to such Property for such two fiscal quarter period multiplied by 2, (iii) for the third full fiscal quarter after such Property ceases to be a Development Property, EBITDA attributable to such Property for such three fiscal quarter period multiplied by 4/3 and (iv) for each fiscal quarter thereafter, EBITDA attributable to such Property for the most recently ended four consecutive fiscal quarters as provided in clause (b) above.

“Unencumbered Asset Value” means (a) Unencumbered Adjusted NOI for the most recently ended four consecutive fiscal quarter period divided by the Capitalization Rate, plus (b) the GAAP book value of all assets (other than assets otherwise included in clauses (c) and (d) below) acquired during the most recently ended four quarter period, which assets are not subject to any Liens other than Permitted Liens (excluding Permitted Liens of the type described in clauses (g) and (h) of the definition thereof) or subject to any Negative Pledge, plus (c) the GAAP book value of Development Properties that satisfy the requirements of clauses (b) through (d) of the definition of the term “Eligible Property” plus (d) unrestricted cash and cash equivalents in excess of $25,000,000 which are not subject to any Liens (other than Permitted Liens of the type described in clause (a)(i) of the definition thereof) or subject to any Negative Pledge. For purposes of this definition, (A) to the extent that more than 25.0% of Unencumbered Asset Value would be attributable to Controlled Properties, Non-Controlled Properties and Development

Properties such excess shall be excluded, and (B) to the extent that more than 2.5% of Unencumbered Asset Value would be attributable to Hotel Properties, such excess shall be excluded. Notwithstanding the foregoing, for purposes of clause (a) for any Property which has ceased to be a Development Property in the immediately preceding four fiscal quarter period, Unencumbered Adjusted NOI attributable to such Property shall be determined as (i) for the first full fiscal quarter after such Property ceases to be a Development Property, Unencumbered Adjusted NOI attributable to such Property for such fiscal quarter multiplied by 4, (ii) for the second full fiscal quarter after such Property ceases to be a Development Property, Unencumbered Adjusted NOI attributable to such Property for such two fiscal quarter period multiplied by 2, (iii) for the third full fiscal quarter after such Property ceases to be a Development Property, Unencumbered Adjusted NOI attributable to such Property for such three fiscal quarter period multiplied by 4/3 and (iv) for each fiscal quarter thereafter, Unencumbered Adjusted NOI attributable to such Property for the most recently ended four consecutive fiscal quarters as provided in clause (a) above.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)    The Credit Agreement is further amended by adding the following definitions of “Affected Financial Institution”, “First Amendment Date”, “Resolution Authority”, “UK Financial Institution”, and “UK Resolution Authority” to Section 1.1. thereof in the appropriate alphabetical location:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“First Amendment Date” means May 6, 2020.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c)    The Credit Agreement is further amended by restating Section 6.1.(h) thereof in its entirety as follows:

(h)    Affected Financial Institution. No Loan Party is an Affected Financial Institution.

(d)    The Credit Agreement is further amended by restating Section 9.1(c) thereof in its entirety as follows:

(c)    Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 as of the last day of such period.

(e)    The Credit Agreement is further amended by restating Section 12.22 thereof in its entirety as follows:

Section 12.22. Acknowledgement and Consent to Bail-In of EEA Financial Institution.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and the Requisite Lenders;

(b)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and the arrangers, including without limitation, (i) the costs and expenses set forth in Section 7 hereto, and (ii) the reasonable fees and expenses of counsel to the Administrative Agent, have been paid; and

(c)    such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

Section 4. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)    Binding Effect. This Amendment and the Credit Agreement as amended by this Amendment constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)    No Material Adverse Change. Since December 31, 2019, there has not been any material adverse condition or material adverse change in or affecting, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, assets, liabilities, financial condition or results of operations of the Borrower and its subsidiaries, taken as a whole.

Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made or deemed made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement as amended by this Amendment and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full and such representations and warranties are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 7. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application from and after the First Amendment Date only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 11. Release. In consideration of the amendments contained herein, the Borrower and each other Loan Party hereby waives and releases the Administrative Agent, each Lender and any Issuing Bank from any and all claims and defenses, whether known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
	Name:	Daniel Guglielmone
	Title:	Executive Vice President – Chief
Financial Officer and Treasurer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, an Issuing Bank and as a Lender

By:	/s/ Scott S. Solis
	Name:	Scott S. Solis
	Title:	Managing Director

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PNC BANK, NATIONAL ASSOCIATION, as an Issuing Bank and as a Lender

By:	/s/ Wayne Robertson
	Name:	Wayne Robertson
	Title:	Senior Vice President

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REGIONS BANK, as a Lender

By:	/s/ William Chalmers
	Name:	William Chalmers
	Title:	Assistant Vice President

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TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
	Name:	Ryan Almond
	Title:	Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Timothy J. Tillman
	Name:	Timothy J. Tillman
	Title:	Senior Vice President

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TD BANK, N.A., as a Lender

By:	/s/ William M. Brandt, Jr.
	Name:	William M. Brandt, Jr.
	Title:	Vice President

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cheryl Sneor
	Name:	Cheryl Sneor
	Title:	Vice President

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CITIBANK, N.A., as a Lender

By:	/s/ Christopher Albano
	Name:	Christopher Albano
	Title:	Authorized Signatory

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Bryce Hy
	Name:	Bryce Hy
	Title:	Vice President

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ajit Goswami
	Name:	Ajit Goswami
	Title:	Managing Director & Industry Head